EXHIBIT 99.1

NEWS RELEASE

FOR INFORMATION CONTACT:

Glimcher Realty Trust
150 East Gay Street
Columbus, Ohio 43215
www.glimcher.com

Michael P. Glimcher President (614) 887-5608 Michael@glimcher.com	William G. Cornely Exec. V.P./CFO/COO (614) 887-5614 bcornely@glimcher.com	Carolee J. Oertel Mgr., Investor Relations (614) 887-5613 coertel@glimcher.com

Monday, August 16, 2004

GLIMCHER REPORTS 2004 SECOND QUARTER RESULTS

•	Revenues grew 28% for the quarter

•	FFO per share improved to $.55 from $.26 for the quarter

•	Average mall store sales increased 6.7% to $319 per square foot

COLUMBUS, OH–August 16, 2004–Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the second quarter ended June 30, 2004. A description and reconciliation of non-GAAP financial metrics is contained in the Operating Results tables found on pages 4 and 5, attached, and references to per share amounts are based on diluted common shares.

Net income available to common shareholders increased to $2.6 million in the second quarter of 2004 compared to a $3.9 million loss in the second quarter of 2003. On a per share basis, net income available to common shareholders increased to $0.07 from an $0.11 loss in the second quarter of 2003. Funds From Operations (“FFO”) increased 120% in the second quarter of 2004 to $21.6 million, compared to $9.8 million in the second quarter of 2003. FFO per share for the second quarter was $0.55 compared to $0.26 in the second quarter of 2003.

For the first six months of 2004, net income was $3.3 million ($0.09 per share) compared to a net loss of $1.3 million ($0.04 per share) in the first six months of 2003, and FFO was $39.8 million ($1.01 per share) in 2004 compared to $28.7 million ($0.75 per share) in the first six months of 2003.

“Our second quarter growth was again driven by stronger operating performance from our portfolio of quality regional malls,” said Michael P. Glimcher, President. “The successes of our acquisitions and our conservative financing approach have positioned us to continue to create shareholder value.”

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Three Months Ended June 30,			For Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
Revenues	$85,865	$66,876	28.4%	$170,704	$140,948	21.1%
Net income (loss) available to common shareholders	$2,553	$(3,927)		$3,313	$(1,321)
Earnings per diluted share	$0.07	$(0.11)		$0.09	$(0.04)
FFO	$21,638	$9,848	119.7%	$39,848	$28,710	38.8%
FFO per diluted common share	$0.55	$0.26	111.5%	$1.01	$0.75	34.7%

Glimcher Realty Trust
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FINANCIAL AND OPERATIONAL HIGHLIGHTS

•	Revenues in the second quarter of 2004 were $85.9 million compared with revenues of $66.9 million in the second quarter of 2003. The 28.4% increase included $9.9 million from properties previously owned in joint ventures where the Company has acquired the third party joint venture interests and $7.1 million from the acquisitions of WestShore Plaza in August 2003 and Eastland Mall (Ohio) in December 2003. Outparcel sales proceeds contributed $1.8 million to the revenue increase during the quarter.

•	FFO for the quarter increased to $21.6 million in the second quarter of 2004 from $9.8 million in the second quarter of 2003 reflecting increases in comp store net operating income (“NOI”), higher average rents, and lower net tenant reimbursement expense. On a per share basis, FFO for the quarter increased to $0.55 compared to $0.26 in the second quarter of 2003. The second quarter of 2003 included $0.21 per share of additional costs for bad debts and a $0.05 per share reduction in tenant reimbursements related to lower estimated 2003 recoveries of property operating expenses. Excluding the impact of these costs on the second quarter 2003 results FFO per share increased 5.8%.

•	Same mall NOI improved in the second quarter of 2004 by 0.9% over net operating income for the second quarter of 2003, while same mall revenue decreased 0.6% in the second quarter of 2004. In the regional mall portfolio tenant reimbursement revenues were $.4 million lower in the second quarter of 2004 than the second quarter of 2003 and reimbursement expense declined by $.7 million on a comparable mall basis. As a result, net operating income improved by $.3 million even though revenues were lower.

•	Average retail sales for mall stores increased 6.7% to $319 per square foot for the twelve months ending June 30, 2004 compared to $299 per square foot at June 30, 2003. Comparable mall store sales increased 1.2% for the twelve months ending June 30, 2004 from the same period in 2003.

•	Mall store average rents increased to $24.23 per square foot at June 30, 2004, an increase of 4.8% from the $23.13 per square foot at June 30, 2003. Occupancy for mall stores at June 30, 2004 was 86.4% compared to 89.9% at June 30, 2003. Excluding the two properties currently being redeveloped, Great Mall of the Great Plains and Montgomery Mall, store occupancy was 87.9% at June 30, 2004.

•	During the second quarter the Company completed a 10-year $165 million refinancing of Jersey Gardens at a fixed interest rate of 4.83% and a two year $30 million refinancing of the Great Mall of the Great Plains at a variable interest rate of LIBOR plus 200 basis points. Fixed rate debt represented 85.3% of total Company debt at June 30, 2004. The average interest rate on fixed rate debt was 6.4% and the average maturity was 7.8 years. For total outstanding debt, including fixed and variable rate, the average interest rate was 6.0% and the average maturity was 7.0 years.

•	The Company announced its plan to sell 25 community center assets for $103.1 million during August of 2004. The Company has sold substantially all of its community centers and single tenant assets in order to focus on regional malls.

Outlook

For the full year of 2004, the Company expects that FFO per share will be in the range of $2.24 to $2.30 per share and earnings per share to be in the range of $0.80 to $0.86 per share. Included in this guidance are asset sales aggregating $111 million for the full year of 2004 which includes the recently announced $103 million 25 property sale transaction. No additional acquisitions are assumed in the guidance. A reconciliation of estimated FFO per share to estimated earnings per share for 2004 follows:

	Low End	High End

Expected Earnings per share	$0.80	$0.86
Add: Real estate depreciation and amortization	1.96	1.96
Add: Minority interest	0.08	0.08
Less: Gain on sales of properties	(0.60)	(0.60)

Expected FFO per share	$2.24	$2.30

Glimcher Realty Trust
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Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds from Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income, plus real estate depreciation, less gains or losses from sales of depreciable property, extraordinary items and the cumulative effect of accounting changes. Reconciliations of non-GAAP financial measures to net income available to common shareholders are included in the Operating Results tables found on pages 4 and 5, attached.

Net Operating Income is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same mall NOI excludes property bad debt expense and lease termination income. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls and community shopping centers. At June 30, 2004, the Company’s mall portfolio GLA totaled approximately 21.8 million square feet. Additionally, the community center and single tenant portfolio totaled approximately 4.9 million square feet. After completion of the sale of 25 community center assets announced on August 6, 2004, Glimcher will own a total of 42 properties in 18 states aggregating approximately 24.4 million square feet of GLA. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT.F” and “GRT.G,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Second quarter Conference Call

Glimcher’s second quarter investor conference call is scheduled for 11:00 a.m. ET on Monday, August 16, 2004. Those wishing to join this call may do so by calling (888) 879-9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com on August 16, 2004 and continue through August 30, 2004. Supplemental information about the second quarter operating results is available on the Company’s web site or by calling Carolee Oertel at (614) 887-5613.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, the failure to refinance debt at favorable terms and conditions, the failure to sell properties as anticipated and the failure to achieve FFO for 2004 set forth in this press release, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at:www.glimcher.com
Financial tables follow…

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended June 30,
Statement of Operations	2004		2003

Total revenues	$85,865		$66,876
Total expenses	56,294		51,478

Operating income	29,571		15,398
Interest expense, net	24,839		19,327
Equity in income of unconsolidated entities, net	-		580

Income (loss) before minority interest in operating partnership
and discontinued operations	4,732		(3,349)
Minority interest in operating partnership	251		(365)

Income (loss) from continuing operations	4,481		(2,984)
Discontinued operations:
(Loss) gain on sales of properties and properties held for sale	(51)		47
Income (loss) from operations	2,482		(187)
Gain on sale of assets	-		2,156

Net income (loss)	6,912		(968)
Less: Preferred stock dividends	4,359		2,959

Net income (loss) available to common shareholders	$2,553		$(3,927)

Reconciliation of Net Income Available to Common Shareholders to Funds From Operations		Per Diluted Common Share		Per Diluted Common Share

Net income (loss) available to common shareholders	$2,553	$0.07	$(3,927)	$(0.11)
Real estate depreciation and amortization	18,783	0.47	15,450	$0.41
Share of joint venture real estate depreciation and amortization	-	-	893	$0.03

Minority interest in operating partnership	251	0.01	(365)	$(0.01)
Loss (gain) on sale of properties and assets	51	0.00	(2,203)	$(0.06)

Funds From Operations	$21,638	$0.55	$9,848	$0.26

Weighted average common shares outstanding - basic	35,501		34,533
Weighted average common shares outstanding - diluted	39,405		38,244

Earnings per Share

Net income (loss) available to common shareholders before discontinued
operations per common share	$0.01		$(0.11)
Discontinued operations per common share	$0.06		$-
Earnings per share per common share	$0.07		$(0.11)

Net income (loss) available to common shareholders before discontinued
operations per diluted common share	$0.01		$(0.11)
Discontinued operations per diluted common share	$0.06		$-
Earnings per diluted common share	$0.07		$(0.11)
Funds from operations per diluted common share	$0.55		$0.26

–more–

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Six Months ended June 30,
Statement of Operations	2004		2003

Total revenues	$170,704		$140,948
Total expenses	111,800		101,633

Operating income	58,904		39,315
Interest expense, net	48,801		38,170
Equity in income of unconsolidated entities, net	3		1,389

Income before minority interest in operating partnership
and discontinued operations	10,106		2,534

Minority interest in operating partnership	305		(122)

Income from continuing operations	9,801		2,656
Discontinued operations:
Gain (loss) on sales of properties and properties held for sale	3,143		(2,060)
Income from operations	4,045		1,844
Gain on sale of assets	-		2,156

Net income	16,989		4,596
Less: Preferred stock dividends	8,798		5,917
Less: Preferred stock issuance write-off upon Series B Redemption	4,878		-

Net income (loss) available to common shareholders	$3,313		$(1,321)

Reconciliation of Net Income Available to Common Shareholders to Funds From Operations		Per Diluted Common Share		Per Diluted Common Share

Net income (loss) available to common shareholders	$3,313	$0.09	$(1,321)	$(0.04)
Real estate depreciation and amortization	39,334	$1.00	30,617	$0.80
Share of joint venture real estate depreciation and amortization	39	$0.00	1,928	$0.05
Minority interest in operating partnership	305	$0.00	(122)	$(0.00)
Gain on sale of properties and assets	(3,143)	$(0.08)	(96)	$(0.00)
Impairment losses restatement for 2003	-		(2,296)	$(0.06)

Funds From Operations	$39,848	$1.01	$28,710	$0.75

Weighted average common shares outstanding - basic	35,316		34,435
Weighted average common shares outstanding - diluted	39,351		38,028

Earnings per Share

Net loss available to common shareholders before discontinued
operations per common share	$(0.09)		$(0.03)
Discontinued operations per common share	$0.18		$(0.01)
Earnings per share per common share	$0.09		$(0.04)

Net loss available to common shareholders before discontinued
operations per diluted common share	$(0.09)		$(0.03)
Discontinued operations per diluted common share	$0.18		$(0.01)
Earnings per diluted common share	$0.09		$(0.04)
Funds from operations per diluted common share	$1.01		$0.75

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	June 30, 2004	December 31, 2003
Investment in real estate, net	$1,919,966	$1,707,834
Total assets	$2,045,494	$1,837,423
Mortgage notes and other notes payable	$1,496,069	$1,295,058
Debt to market capitalization	58.2%	55.5%

	June 30, 2004	June 30, 2003

Occupancy:
Mall Anchors - Total Portfolio	94.9%	92.8%
Comparable Mall Anchors - excludes WestShore and Eastland Columbus	94.3%	92.8%
Mall Stores - Total Portfolio	86.4%	89.9%
Comparable Mall Stores - excludes WestShore and Eastland Columbus	86.2%	89.9%
Total Mall Portfolio	91.8%	91.7%

Community Center Anchors	79.4%	75.3%
Community Center Stores	74.3%	80.6%
Total Community Center Portfolio	78.1%	76.6%
Comparable Community Center Portfolio	78.1%	79.5%

Average Base Rents:
Mall Anchors - Total Portfolio	$5.73	$5.46
Comparable Mall Anchors - excludes WestShore and Eastland Columbus	$5.61	$5.46
Mall Stores - Total Portfolio	$24.23	$23.13
Comparable Mall Stores - excludes WestShore and Eastland Columbus	$23.74	$23.13
Community Center Anchors	$5.11	$5.15
Community Center Stores	$10.43	$9.66
Total Community Center Portfolio	$6.36	$6.32
Comparable Community Center Portfolio	$6.36	$6.32